Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this statement on Schedule 13D (“Statement”) is being jointly filed, and any amendments thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) jointly filed on behalf of each of the undersigned. Each of the undersigned is responsible for the timely filing of this Statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 24th day of November, 2023.

POGO ROYALTY, LLC

By:	/s/ Kirk Pogoloff
Name:	Kirk Pogoloff
Title:	Manager

CIC POGO LP

By:	CIC IV GP LLC, its General Partner

By:	/s/ Fouad Z. Bashour
Name:	Fouad Z. Bashour
Title:	Manager

CIC IV GP LLC

By:	/s/ Fouad Z. Bashour
Name:	Fouad Z. Bashour
Title:	Manager

CIC PARTNERS FIRM LP

By:	CIC Partners Firm GP LLC, its General Partner

By:	/s/ Fouad Z. Bashour
Name:	Fouad Bashour
Title:	Manager

CIC PARTNERS FIRM GP LLC

By:	/s/ Fouad Z. Bashour
Name:	Fouad Z. Bashour
Title:	Manager